SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                               ------------------

                                    Form S-8

                             Registration Statement
                                    Under the
                             Securities Act of 1933

                               RAYOVAC CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Wisconsin
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   22-2423556
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

                   601 Rayovac Drive, Madison, Wisconsin                53711
--------------------------------------------------------------------------------
               (Address of Principal Executive Officer)               (Zip Code)

                   RAYOVAC CORPORATION 1997 STOCK OPTION PLAN
--------------------------------------------------------------------------------
                              (Full Title of Plan)

                            James A. Broderick, Esq.
                       Vice President and General Counsel
                               Rayovac Corporation
                                601 Rayovac Drive
                            Madison, Wisconsin 53711
                     (Name and Address of Agent for Service)

                                 (608) 275-3340
          (Telephone Number, Including Area Code, of Agent For Service)

                                           CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                     Proposed Maximum                Proposed Maximum              Amount of
  Title of Securities        Amount to be        Offering Price Per Share        Aggregate Offering Price        Registration
   to be Registered           Registered                   (1)                             (1)                        Fee
----------------------------------------------------------------------------------------------------------------------------------
     Common Stock,
  par value $.01 per            665,000                   $6.01                         $3,996,650                  $1,211.11
         share
==================================================================================================================================

(1) As set forth in Rule 457(h)(l) under the Securities Act of 1933, as amended (the "Securities Act"), based on the price at which the options may be exercised.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.
                  ----------------------------------------

     There are incorporated herein by reference (i) the Registration Statement on Form S-1 (Registration No. 333-17895) of Rayovac Corporation (the "Registrant" or the "Company"), containing audited financial statements for the Company's latest fiscal year for which such statements have been filed by the Company with the Securities and Exchange Commission and (ii) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since September 30, 1996.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

Item 4.           Description of Securities.
                  --------------------------

     Holders of Common Stock, par value $.01 per share, of the Company ("Common Stock") are entitled to one vote per share for each share held of record on all matters submitted to a vote of shareholders. Holders of Common Stock do not have cumulative voting rights, and pursuant to the Wisconsin Business Corporation Law, as amended ("BCL"), directors are elected by a plurality of the votes cast by holders of shares of Common Stock entitled to vote in the election at a meeting at which a quorum is present. The holders of Common Stock are entitled to receive such lawful dividends as may be declared by the Board of Directors. In the event of a liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of shares of Common Stock are entitled to receive pro rata all of the remaining assets of the Company available for distribution to its shareholders. Subject to certain exceptions, holders of Common Stock have the right to purchase up to a pro rata portion of Common Stock which the Company proposes to sell or issue from time to time. The Common Stock has no redemption, conversion or subscription rights. All outstanding shares of Common Stock are subject to the provisions of a Shareholders Agreement dated as of September 12, 1996 by and among the Company and the shareholders of the Company referred to therein (the "Shareholders Agreement"), and all shares of Common Stock issued pursuant to this registration statement will be subject to the Shareholders Agreement. The Shareholders Agreement provides for, among other things, certain restrictions on transfer and the right of the Company or others to repurchase shares of Common Stock from an employee of the Company upon such employee's termination of employment with the Company. All outstanding shares of Common Stock are, and the shares of

Common Stock to be issued pursuant to this registration statement will be, fully paid and non-assessable.

Item 5.           Interests of Named Experts and Counsel.
                  ---------------------------------------

     The legality of the Common Stock being registered by this registration statement has been passed upon by James A. Broderick, Esq., Vice President and General Counsel of the Company. Mr. Broderick currently owns 205,105 shares of Common Stock and has options to purchase 50,000 shares of Common Stock under the Company's 1996 Stock Option Plan and 16,639 shares of Common Stock under the Company's 1997 Stock Option Plan.

Item 6.           Indemnification of Directors and Officers.
                  ------------------------------------------

     Sections 180.0851 through 180.0859 of Chapter 180 of the Wisconsin Business Corporation Law, as amended ("BCL"), provide that a corporation shall indemnify a director or officer to the extent and under the circumstances set forth therein.

     Article VIII of the Company's Restated By-Laws, as amended (the "By-Laws"), provides for indemnification of directors and officers of the Company to the fullest extent permitted or required by the BCL, but not for any action, suit, arbitration or other proceeding initiated by a director or officer. However, the By-Laws provide that no indemnification shall be required to be paid by the Company if (i) a disinterested quorum determines, by majority vote, that the director or officer requesting indemnification engaged in misconduct constituting a breach of duty or (ii) a disinterested quorum cannot be obtained.

     The By-Laws also provide that the Company shall pay or reimburse the reasonable expenses of the director or officer as such expenses are incurred provided the director or officer furnishes an executed written certificate affirming his or her good faith belief that he or she has not engaged in misconduct which constitutes a breach of duty, and an unsecured executed written agreement to repay any advances made if it is ultimately determined that he or she is not entitled to be indemnified.

     The By-Laws require the Company to indemnify a director or officer of an affiliate (who is not otherwise serving as a director or officer) against all liabilities and advance the reasonable expenses incurred by such director or officer in a proceeding, if such director or officer is a party because he or she is or was a director or officer of the affiliate. The Company may also indemnify its employees or agents for liabilities incurred and/or reasonable expenses pursuant to majority vote of the Board of Directors.

     The Company currently maintains liability insurance for the benefit of its directors and officers.

Item 7.           Exemption from Registration Claimed.
                  ------------------------------------

                  Not applicable.

Item 8.           Exhibits.
                  ---------

   Exhibit
    Number          Description
    -------         -----------

       4.1 Restated Articles of Incorporation of the Company (Incorporated by reference to Ex-hibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-17895) filed with the Securities and Exchange Commission on December 13, 1996).

       4.2 Restated By-Laws of the Company (Incorpo-rated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Registration No. 333-17895) filed with the Securities and Exchange Commission on December 13, 1996).

       4.3 Shareholders Agreement dated as of Septem-ber 12, 1996 by and among the Company and the shareholders of the Company referred to therein, together with form of an Amend-ment.

        5           Opinion of James A. Broderick, Esq.

      23.1          Consent of Coopers & Lybrand L.L.P.

      23.2 Consent of James A. Broderick, Esq. (con-tained in the opinion filed as Exhibit 5 to this Registration Statement).

       24 Power of Attorney (included on the signa-ture page of this Registration Statement).


Item 9.           Undertakings.
                  -------------

                  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registra-tion statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement;

provided, however, that paragraphs (1) (i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on July 29, 1997.



                                          RAYOVAC CORPORATION



                                          By: /s/ David A. Jones
                                              ----------------------------------
                                             David A. Jones
                                             Chairman of the Board,
                                               President and Chief
                                               Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 29, 1997. Each person whose signature appears below hereby authorizes David A. Jones, Kent J. Hussey and James A. Broderick and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment (including any post-effective amendment) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the person(s) so acting deems appropriate, and appoints each of such persons, each with full power of substitution, attorney-in-fact to sign any amendment (including any post-effective amendment) to this Registration Statement and to file same, with exhibits thereto, and other documents in connection therewith.

         Signature                                   Title
         ---------                                   -----

 /s/ David A. Jones                           Chairman of the Board,
-----------------------------                 President and Chief Execu-
David A. Jones                                tive Officer (Principal
                                              Executive Officer)

 /s/ Kent J. Hussey                           Executive Vice President
-----------------------------                 of Finance and Administra-
Kent J. Hussey                                tion, Chief Financial Of-
                                              ficer and Director
                                              (Principal Financial Of-
                                              ficer)

 /s/ Roger F. Warren                          Director
-----------------------------
Roger F. Warren

 /s/ Trygve Lonnebotn                         Director
-----------------------------
Trygve Lonnebotn

 /s/ Scott A. Schoen                          Director
-----------------------------
Scott A. Schoen

 /s/ Thomas R. Shepherd                       Director
-----------------------------
Thomas R. Shepherd

 /s/ Warren C. Smith, Jr.                     Director
-----------------------------
Warren C. Smith, Jr.

                                  EXHIBIT INDEX

                               RAYOVAC CORPORATION

                       Registration Statement on Form S-8
               for the Rayovac Corporation 1997 Stock Option Plan


      Exhibit
      Number        Description
      -------       -----------

       4.1 Restated Articles of Incorporation of the Company (Incorporated by reference to Ex-hibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-17895) filed with the Securities and Exchange Commission on December 13, 1996).

       4.2 Restated By-Laws of the Company (Incorpo-rated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Registration No. 333-17895) filed with the Securities and Exchange Commission on December 13, 1996).

       4.3 Shareholders Agreement dated as of Septem-ber 12, 1996 by and among the Company and the shareholders of the Company referred to therein, together with form of an Amend-ment.

        5           Opinion of James A. Broderick, Esq.

      23.1          Consent of Coopers & Lybrand L.L.P.

      23.2 Consent of James A. Broderick, Esq. (con-tained in the opinion filed as Exhibit 5 to this Registration Statement).

       24 Power of Attorney (included on the signa-ture page of this Registration Statement).